UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2008

DIGICORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

4143 Glencoe Avenue
Marina Del Rey, CA	90292
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (310) 728-1450

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 10, 2008, the Company, on the one hand, and Jay Rifkin, the Company’s President and Chief Executive Officer, and Rebel Holdings, LLC (“Rebel Holdings”), of which Mr. Rifkin is the sole managing member, on the other hand, entered into a Loan Consolidation and Amendment to Security Agreement (the “Loan Consolidation Agreement”) effective as of July 1, 2008 pursuant to which the parties agreed to consolidate various outstanding loans made to the Company by Jay Rifkin and Rebel Holdings (some of which are due and payable on demand), and other amounts incurred by or due to Mr. Rifkin, in each case through June 30, 2008, into one promissory note payable to Rebel Holdings in the principal amount of $2,078,047 which shall be due and payable in two years with interest at the prime rate (the “Consolidated Note”). The Consolidated Note provides that the principal thereof shall at the option of Rebel Holdings be convertible at a conversion price equal to the lesser of, or more favorable to Rebel Holdings, of the following (i) $0.03 per share of Common Stock (which represents the offering price of the Company’s Common Stock in its most recently completed equity financing transaction) provided a notice of conversion is submitted no later than 45 days after September 10, 2008, or (ii) the then current offering terms for any bona fide pending offering of the Company, provided a notice of conversion pursuant thereto is submitted no later than 30 days following the completion of the offering, and contains such other terms and conditions as set forth therein. In addition, in the event the Company raises at least $2 million in equity capital (net of underwriting discounts and commissions) during any successive six month period, then the outstanding principal amount of the Consolidated Note shall be converted automatically into shares of Common Stock at a conversion price equal to the lesser of, or more favorable to Rebel Holdings, of the following (i) $0.10 per share of Common Stock, or (ii) the then current offering terms for the offering of the Company which has triggered the automatic conversion.

The foregoing description of the Loan Consolidation Agreement and the Consolidated Note is qualified in its entirety by the full text of such documents which are filed as Exhibits 99.1 and 99.2 to this report and incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

99.1	Loan Consolidation and Amendment to Security Agreement dated as of September 10, 2008 among Digicorp, Inc., Rebel Holdings, LLC and Jay Rifkin.

99.2	Secured Convertible Consolidated Promissory Note between Digicorp, Inc. and Rebel Holdings, LLC, dated September 10, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGICORP, INC.
(Registrant)

Dated: September 16, 2008	By:	/s/ Jay Rifkin
	Name:	Jay Rifkin
	Title:	Chief Executive Officer

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